SEPARATION AGREEMENT AND RELEASE

       This   Separation   Agreement  and  Release   ("Separation
Agreement") is dated as of April 24, 2003, by and between  Comtex
News  Network,  Inc. (the "Employer") and Charles W.  Terry  (the
"Employee").

      WHEREAS, Employee entered into an employment agreement with the Employer dated as of October 1, 1998, and as amended by amendments dated October 1, 2001, September 10, 2002, and
December 31, 2002 (the "Employment Agreement"); and

      WHEREAS, Employee has tendered his resignation as President and Chief Executive Officer of Employer effective as of April 24,
2003; and

      WHEREAS, Employee has tendered his resignation from the Board of Directors of Employer effective as of April 24, 2003.

     NOW, THEREFORE, in consideration of the promises herein stated and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties and who intend to be legally bound by this Separation Agreement, the parties state and agree as follows:

1. Termination of Employment Relationship. The parties hereto agree that their employment relationship is terminated as of April 24, 2003, except that the obligations of Employee under
Section 4 of the Employment Agreement relating to the covenant not to compete shall continue for a period of twelve (12) months from the date of this Separation Agreement and except that the text in line five of Section 4.2 that reads "in the rental, sale or service of products of the type rented, sold or serviced by the Company or any of its Subsidiaries during the period of Employee's employment with the Company ("Products")" is hereby replaced in its entirety by text that reads "in any business that is a real time news feed aggregator or reseller to companies that integrate real time news with their own proprietary applications." In addition. the obligations of Employee under
Section 5 of the Employment Agreement relating to confidential information shall continue in full force and effect. All accrued vacation leave and any unreimbursed business expenses due to Employee through April 24, 2003 will be paid to Employee no later than May 25, 2003.

2. Effect of Resignation. Employer agrees to pay Employee separation payments in an amount equal to ten months Base Salary (as defined in the Employment Agreement), in ten equal monthly installments commencing April 25, 2003, and terminating February 25, 2004. As partial consideration for such separation payments, Employee agrees to be available for telephone consultation on a limited basis for sixty (60) days following the date of this Agreement. In addition, Employer agrees to pay Employee an amount equal to two weeks Base Salary (as defined in the
Employment Agreement) by no later than May 2, 2003. Any of the Company's property, other than that described on Schedule 1 hereto, shall be returned to the Company by the close of business April 25, 2003. Employee shall be entitled to elect continuing health care coverage under Employer's health plan, at Employer's expense through the last day of November 2003, subject to the requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, Internal Revenue Code section 4980B, and subsequent legislation ("COBRA"). In connection with the execution of this Separation Agreement, Employee and Employer hereby waive and release each other from any and all causes of actions, debts, claims and liabilities, whether known or unknown, which either party now has or may have in the future against the other under the Employment Agreement, except as otherwise provided herein.

3. Counterparts. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

4.    Governing Law.  This Separation Agreement shall be governed
by,   and  interpreted  in  accordance  with,  the  laws  of  the
Commonwealth of Virginia, without regard to the conflict of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts as of the 24th day of April 2003.

                                   COMTEX NEWS NETWORK, INC.

                                   By: /S/ STEPHEN W. ELLIS
                                   Stephen W. Ellis,
                                    Chairman of the Board
                                   Acting on Behalf of the Board
                                    of Directors


                                   EMPLOYEE


                                   By:  /S/ CHARLES W. TERRY
                                   Charles W. Terry

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                           SCHEDULE 1


1 Toshiba Laptop: Portege 7200
1 Toshiba Laptop (older than above)
1 Compaq IPAQ model 3650

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